Exhibit 99.B(h)(3)(b)

AMENDMENT TO

SUB-ADMINISTRATION AND SUB-ACCOUNTING SERVICES AGREEMENT

This AMENDMENT (“Amendment”) made as of February 27, 2017, between Victory Capital Management Inc. (“Client”) and Citi Fund Services Ohio, Inc. (“Citi”), to that certain Sub-Administration and Sub-Accounting Services Agreement, dated October 1, 2015, between the Client and Citi (as amended and in effect on the date hereof, the “Agreement”). All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, pursuant to the Agreement, Citi performs certain sub-administration and sub-accounting services for the Client;

WHEREAS, the Parties now desire to amend the Agreement in order to provide services for certain exchange traded funds;

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Client and Citi hereby agree as follows:

1.                                      Addition of WHEREAS clauses.

The following WHEREAS clauses are added to the Agreement:

WHEREAS, the Client is authorized to issue shares (“Shares”) in separate series (each, a “Fund,” and together with all other series subsequently established by the Client and made subject to this Agreement in accordance with Section 13 below, the “Funds”);

WHEREAS, the Client will issue and redeem Shares of each Fund only in aggregations of Shares known as “Creation Units,” as more fully described in the currently effective prospectus and statement of additional information of the Client and each Fund (collectively, the “Prospectus”);

2.                                      Information and Data Sources; Liability for Third Parties.

Section 2(E)(iii) of the Agreement is hereby deleted in its entirety and replaced with the following Section 2(E)(iii):

the Service Provider will not be responsible for the errors or failures to act of, or the inaccuracy of any data supplied by, (A) securities pricing services, (B) any Authorized Participant; (C) clearance or settlement systems, (D) custodians that hold the assets of the Client, the Funds or Customers (“Custodians”), (E) any Persons specified in Section (E)(i) above, (F) any Persons who possess information about Client, the Funds or Customers reasonably necessary for the Service Provider to provide the Services and with whom the Service Provider is required to engage or contract in order to receive such information, including, without limitation, agents of Investment Advisers, Intermediaries, or Custodians; and (G) third parties engaged by the Service Provider at the request of the Client to provide services to or for the benefit of the Client, the Funds or Customers (“Non-Discretionary Subcontractors”), and such Persons will not be considered agents or subcontractors of the Service Provider for purposes of this Agreement; and

3.                                      Advice of Experts.

Section 4(D) of the Agreement is hereby deleted in its entirety and replaced with the following Section 4(D):

Advice of Experts.  About any matter related to the Services, the Service Provider may seek advice from counsel or independent accountants of its own choosing (who may provide such services to either Party). Any costs related to such advice from external counsel or independent accountants will be borne by the Client to the extent that they have been reasonably incurred and agreed upon in advance between the Parties. For the avoidance of doubt, the Parties agree that Service Provider is not seeking advice for purposes of this Section when it distributes information to a Fund’s counsel or independent accountants in the ordinary course of business (e.g., draft registration statement or draft financial statements).

4.                                      Indemnity by the Client.

Section 7(A) of the Agreement will now include the following subsections to the end of Section 7(A):

(iii)                              any act or omission of the Client or any Person specified in clauses 2(E)(i) and (iii) whose Instruction or data, including records, reports and other information, including but not limited to information with respect to valuation and verification of assets, the Service Provider must rely upon in performing its duties hereunder, or as a result of acting upon any Instructions reasonably believed by the Service Provider to have been duly authorized by the Client or an Authorized Person of the Client;

(iv)                             the offer or sale of Creation Units in violation of federal or state securities laws or regulations requiring that such Creation Units be registered, or in violation of any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such Creation Units; or

(v)                                all actions relating to the transmission of Creation Units or Authorized Participant data through the clearing systems of the National Securities Clearing Corporation, if applicable.

5.                                      Representations by the Client.

Section 9(B) of the Agreement will now include the following subsection at the end of Section 9(B):

(v)                                The Funds have received from the Securities and Exchange Commission an order to operate as an exchange traded fund.

6.                                      Schedule 1 — Definitions.

The following defined terms are hereby added to Schedule 1 of the Agreement:

“Authorized Participant” means a broker or dealer that is a “participant” as defined in the rules of DTC and that has executed an Authorized Participant Agreement with the Distributor for the purchase and redemption of Creation Units.

“Authorized Participant Agreement” means an agreement between the Distributor, on behalf of the Client, and an Authorized Participant governing the purchase and redemption of Creation Units.

“Creation Unit” means a large block of a specified number of Shares, as specified in the Prospectus.  A Creation Unit is the minimum number of Shares that may be created or redeemed at any one time.

“Distributor” means the part identified as distributor or principal underwriter in the Prospectus that signs the Authorized Participant Agreement on behalf of the Client.

“Prospectus” has the meaning set forth in the preamble to this Agreement.

“Shares” has the meaning set forth in the preamble to this Agreement.

7.                                      Schedule 4 — Fees.

Schedule 4 of the Agreement is hereby deleted in its entirety and replaced with the following Schedule 4 attached to the end of this Amendment as Exhibit 1.

8.                                    Schedule 6 — List of Funds.

Schedule 6 of the Agreement is hereby deleted in its entirety and replaced with the following Schedule 6 attached to the end of this Amendment as Exhibit 2.

9.                                    Representations and Warranties.

a.                          The Client represents that it has full power and authority to enter into and perform this Amendment.

b.                          Citi represents that it has full power and authority to enter into and perform this Amendment.

10.                        Miscellaneous.

a.                        This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

b.                        Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment.  Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect.  No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

c.                           Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

d.                          This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

VICTORY CAPITAL MANAGEMENT INC.

By:	/s/ Michael Policarpo

Name:	Michael Policarpo

Title:	CFO & COO

Date:	2/23/17

CITI FUND SERVICES OHIO, INC.

By:	/s/ Jay Martin

Name:	Jay Martin

Title:	President

Date:	2/23/17

Exhibit 1

Schedule 4 to Services Agreement

Fee Schedule for Mutual Funds

Such Fees will be collected by Citi Fund Services Ohio, Inc.

1.                                      Fees:

The Client shall pay Service Provider an asset based fee as follows:

First $15 Billion in aggregate net assets of all Trusts	2.35 bps
Next $15 Billion in aggregate net assets of all Trusts	1.50 bps
Next $30 Billion in aggregate net assets of all Trusts	1.00 bps

The fees will have a $1,100,000 annual credit applied to the total fees, which will be applied to the monthly invoice at a rate of $91,667.67. This credit will only be applied up to and including November 7, 2021.  The credit will not extend beyond November 7, 2021 or to any Rollover Periods.

2.                                      Out-of-Pocket Expenses and Miscellaneous Charges:

In addition to the above fees, Service Provider shall be entitled to receive payment for the following out-of-pocket expenses and miscellaneous charges:

A.                                         Reimbursement of Expenses.  The Client or the Funds, as applicable, shall reimburse Service Provider for its out-of-pocket expenses reasonably incurred in providing Services, including, but not limited to:

(i)                                     All freight and other delivery and bonding charges incurred by Service Provider in delivering materials to and from the Client or the Funds and in delivering all materials to Fund Shareholders;

(ii)                                All direct telephone, telephone transmission, and telecopy or other electronic transmission and remote system access expenses incurred by Service Provider in communication with the Client, the Funds or the Funds’ investment adviser or custodian, dealers, or others as required for Service Provider to perform the Services;

(iii)                             The cost of obtaining security and issuer information;

(iv)                            The cost of CD-ROM, computer disks, microfilm, or microfiche, and storage of records or other materials and data;

(v)                                 Costs of postage, bank services, couriers, stock computer paper, statements, labels, envelopes, reports, notices, or other form of printed material (including the cost of preparing and printing all printed material) which shall be required by Service Provider for the performance of the services to be provided hereunder, including print production charges incurred;

(vi)                             All copy charges;

(vii)                          Any expenses Service Provider shall incur at the written direction of the Client or the Funds or a duly authorized officer of the Client or the Funds;

(viii)                       All systems-related expenses associated with the provision of special reports;

(ix)                             NSCC charges and Depository Trust & Clearing Corporation charges

(x)                                 The cost of tax data services;

(xi)                              Regulatory filing fees, industry data source fees, printing (including board book production expenses) and typesetting services, communications, delivery services, reproduction and record storage and retention expenses, and travel related expenses for board/client meetings; and

(xii)                         Any additional expenses reasonably incurred by Service Provider in the performance of its duties and obligations under this Agreement.

B.                                         Miscellaneous Service Fees and Charges.  In addition to the amounts set forth in paragraphs (1) and 2(A) above, Service Provider shall be entitled to receive the following amounts from the Client or the Funds, as applicable:

(i)                                   A fee for managing and overseeing the report, print and mail functions performed by Service Provider’s third-party vendors, not to exceed $.04 per page for statements and $.03 per page for confirmations; fees for pre-approved programming in connection with creating or changing the forms of statements, billed at the rate of $150 per hour;

(ii)                                System development fees, billed at the rate of $150 per hour, as requested and pre-approved by the Client or the Funds, and all systems-related expenses, agreed in advance, associated with the provision of special reports and services pursuant to any of the Schedules hereto;

(iii)                             Fees for development of custom interfaces pre-approved by the Client or the Funds, billed at the rate of $150 per hour;

(iv)                            Ad hoc reporting fees pre-approved by the Client or the Funds, billed at the rate of $150 per hour;

(v)                               Expenses associated with the tracking of “as-of trades”, billed at the rate of $50 per hour, as approved by the Client or the Funds;

(vi)                            Charges for the pricing information obtained from third party vendors for use in pricing the securities and other investments of the Fund’s portfolio;

(vii)                         Expenses associated with Service Provider’s anti-fraud procedures as it pertains to new account review;

(viii)                      The Client’s or the Funds’ portion of SSAE 16 (or any similar report) expenses, to the extent applicable;

(ix)                            Check and payment processing fees; and

(x)                               Costs of rating agency services.

3.                                      Annual Fee Increase:

Commencing on the one-year anniversary of the Effective Date and annually thereafter, the Service Provider may annually increase the fixed fees and other fees expressed as stated dollar amounts in this Agreement by up to an amount equal to the most recent annual percentage increase in consumer prices for services as measured by the United States Consumer Price Index entitled “All Services Less Rent of Shelter” or a similar index should such index no longer be published.

—Fee Schedule for Exchange Traded Funds follows on next page—

Fee Schedule for Exchange Traded Funds (ETFs)

Such Fees will be collected Citibank, N.A.

Compass ETFs
Fund Accounting/Fund Administration - Indicative Fee Proposal [1,2,3,4]

Fund Accounting and Fund Administration[5]			Minimum Fees[6]	
From	To	Bps	Type	Fees (USD)
-	500,000,000	5.00	Standalone Fund	$0
500,000,000	-	2.50		

Out-of-Pocket Expenses:

Out-of-pocket charges include regulatory filing fees, industry data source fees (e.g. Lipper), tax data services, security pricing, printing (including board book production expenses if applicable) and typesetting services, SOC 1 reports, communications, postage and delivery services, reproduction and record storage and retention expenses and travel related expenses for board/client meetings. Any additional expenses reasonably incurred by Service Provider in the performance of its duties and obligations under this Agreement.

Annual Fee Increase:

Customized Reports:

A one-time customization charge may apply for the provision of specialized reports. Pricing is available upon request.
Additional charges may apply for the provision of customized reports within a production environment.

Notes:

[1]All fees are based upon Citi Fund Services Ohio, Inc. current operating model for provision of Fund Accounting and Fund Administration services. For additional services required or requested due to material changes in applicable law, separate fees will be negotiated.

[2]Current proposal is based on 11 funds with ~ $490MM in assets.

[3]Any connectivity to an external party is not included in this proposal, due diligence required for estimate.

[4]This includes ETF basket calculations and PLF-B production and distribution.

[5]Asset based fees applied to total AUM of all funds and applied to each fund on a pro rata basis as a percentage of total AUM.

[6]The greater of the fund minimum or the individual Fund's pro rata allocation of the asset based fees is to be applied each month.

Exhibit 2

Schedule 6 to Services Agreement

List of Funds

Victory Portfolios

Victory Diversified Stock Fund	Victory RS Global Fund
Victory Expedition Emerging Markets Small Cap Fund	Victory RS Growth Fund
Victory Floating Rate Fund	Victory RS International Fund
Victory Global Natural Resources Fund	Victory RS Investors Fund
Victory High Income Municipal Bond Fund	Victory RS Large Cap Alpha Fund
Victory High Yield Fund	Victory RS Mid Cap Growth Fund
Victory INCORE Fund for Income	Victory RS Partners Fund
Victory INCORE Investment Grade Convertible Fund	Victory RS Science and Technology Fund
Victory INCORE Investment Quality Bond Fund	Victory RS Select Growth Fund
Victory INCORE Low Duration Bond Fund	Victory RS Small Cap Equity Fund
Victory INCORE Total Return Bond Fund	Victory RS Small Cap Growth Fund
Victory Integrity Discovery Fund	Victory RS Value Fund
Victory Integrity Mid-Cap Value Fund	Victory S&P 500 Index Fund
Victory Integrity Small/Mid-Cap Value Fund	Victory Sophus China Fund
Victory Integrity Small-Cap Value Fund	Victory Sophus Emerging Markets Fund
Victory Munder Mid-Cap Core Growth Fund	Victory Sophus Emerging Markets Small Cap Fund
Victory Munder Multi-Cap Fund	Victory Special Value Fund
Victory Munder Small Cap Growth Fund	Victory Strategic Allocation Fund
Victory National Municipal Bond Fund	Victory Strategic Income Fund
Victory NewBridge Global Equity Fund	Victory Sycamore Established Value Fund
Victory NewBridge Large Cap Growth Fund	Victory Sycamore Small Company Opportunity Fund
Victory Ohio Municipal Bond Fund	Victory Tax-Exempt Fund
Victory Trivalent Emerging Markets Small-Cap Fund
Victory Trivalent International Fund—Core Equity
Victory Trivalent International Small-Cap Fund

Victory Portfolios II

Victory CEMP US 500 Enhanced Volatility Wtd Fund

Victory CEMP Commodity Volatility Wtd Index Strategy Fund

Victory CEMP Commodity Enhanced Volatility Wtd Index Strategy Fund

Victory CEMP Long/Short Strategy Fund

Victory CEMP Market Neutral Income Fund

Victory CEMP Global High Dividend Defensive Fund

Victory Variable Insurance Funds

Victory High Yield VIP Series

Victory INCORE Investment Quality Bond VIP Series

Victory INCORE Low Duration Bond VIP Series

Victory RS International VIP Series

Victory RS Large Cap Alpha VIP Series

Victory RS Small Cap Growth Equity VIP Series

Victory S&P 500 Index VIP Series

Victory Sophus Emerging Markets VIP Series

Victory Variable Insurance Diversified Stock Fund

Victory Portfolios II — ETFs

VictoryShares US 500 Volatility Wtd ETF

VictoryShares US 500 Enhanced Volatility Wtd ETF

VictoryShares US EQ Income Enhanced Volatility Wtd ETF

VictoryShares US Discovery Enhanced Volatility Wtd ETF

VictoryShares Developed Enhanced Volatility Wtd ETF

VictoryShares US Small Cap Volatility Wtd ETF

VictoryShares International Volatility Wtd ETF

VictoryShares Emerging Market Volatility Wtd ETF

VictoryShares US High Dividend Volatility Wtd ETF

VictoryShares US Small Cap High Div Volatility Wtd ETF

VictoryShares International High Div Volatility Wtd ETF

VictoryShares Emerging Market High Div Volatility Wtd ETF

VictoryShares US Managed Volatility ETF (to be renamed VictoryShares US Multi-Factor Volatility ETF)

VictoryShares Global Managed Volatility ETF (to be renamed VictoryShares Global Multi-Factor Volatility ETF)

VictoryShares International Managed Volatility ETF (to be renamed VictoryShares International Multi-Factor Volatility ETF)

VictoryShares Dividend Accelerator ETF

VictoryShares Quality Growth ETF

VictoryShares Quality Value ETF